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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)-12
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

               Northland Cable Properties Six Limited Partnership
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

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     previously. Identify the previous filing by registration statement number,
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[NORTHLAND COMMUNICATIONS CORPORATION Letterhead]
June 11, 2001

Re:  NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP ("NCP-SIX")

Dear Limited Partners:

In January we wrote to you updating the status of our efforts to liquidate NCP-Six. This letter is to provide you with a further update as to the status of our ongoing efforts.

In August of last year NCP-Six received various bids for its cable systems in response to a blind bid solicitation of interest conducted by an independent broker retained by NCP-Six. Since that time, Northland Communications Corporation, the managing general partner of NCP-Six, has been negotiating the terms of the proposed purchase of NCP-Six's operating systems and pursuing required financing. Changes to the proposed structure of the initially anticipated transaction have become necessary due to the termination of negotiations with one of the proposed purchasers and the lack of originally anticipated financing. Notwithstanding, we are continuing negotiations for the sale of NCP-Six's assets and are proceeding with the completion of a proxy statement describing the currently anticipated transaction. The current purchasers consist of affiliates of the managing general partner.

Pursuant to NCP-Six's partnership agreement, the entirety of NCP-Six's assets cannot be sold, nor can NCP-Six's assets be sold to the managing general partner or its affiliates, without the prior approval of a majority in interest of the limited partners of NCP-Six. The proxy statement describing the transaction that we are currently working on will solicit limited partner approval for the sale of the entirety of NCP-Six's assets to affiliates of the managing general partner. We currently anticipate that the proxy statement will be mailed to limited partners in July or August of this year.

The forthcoming proxy solicitation of your vote is being made by the general partners of NCP-Six. The general partners' ownership interest in NCP-Six has remained the same since the day the partnership was formed. Combined, the general partners of NCP-Six are allocated a 1% interest in NCP-Six until such time as the limited partners receive aggregate cash distributions equal to 100% of their aggregate capital contributions to NCP-Six. Thereafter, the general partners of NCP-Six will be allocated a 25% interest in NCP-Six.

THIS CORRESPONDENCE IS NOT MEANT TO BE A SOLICITATION OF YOUR VOTE. INSTEAD, IT IS MEANT SOLELY TO PROVIDE YOU WITH AN UPDATE AS TO ONGOING EFFORTS TO LIQUIDATE NCP-SIX. YOUR VOTE WILL INSTEAD BE SOLICITED BY THE FORTHCOMING PROXY STATEMENT UPON ITS COMPLETION. AS SUCH, YOU ARE ADVISED TO READ THE PROXY STATEMENT CLOSELY WHEN DECIDING HOW TO VOTE ON ANY PROPOSALS SET FORTH THEREIN. NCP-SIX WILL MAIL TO YOU A COPY OF THE PROXY STATEMENT UPON ITS COMPLETION. YOU CAN ALSO REVIEW A COPY OF THE PROXY STATEMENT AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

If you have any questions regarding your investment in NCP-Six, please call our Investor Relations Department at (800) 448-0273.

                   Sincerely,

                   NORTHLAND COMMUNICATIONS CORPORATION, Managing General Partner of Northland Cable Properties Six Limited Partnership


                   Richard I. Clark
                   Executive Vice President/Treasurer
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[NORTHLAND COMMUNICATIONS CORPORATION LETTERHEAD]

January 11, 2001

Re: NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP ("NCP-SIX")

Dear Limited Partners:

In June 2000, we wrote to you with a previous update as to the status of efforts to seek potential opportunities for the liquidation of NCP-Six. This letter is to provide you with a further update as to the status of these efforts.

In August 2000, NCP-Six received various bids for its cable systems pursuant to the procedures of a blind bid solicitation of such offers by an independent broker retained by the partnership. Following our evaluation and negotiation of those offers, NCP-Six has accepted two offers that combined provide for the sale of the entirety of the partnership's assets.

Under NCP-Six's Partnership Agreement, the entirety of the partnership's assets cannot be sold without the prior approval of a majority in interest of the limited partners. In order to solicit your approval of the proposed sale of the entirety of those assets, we have prepared a preliminary proxy statement describing in detail the offers that have been accepted. That proxy statement was filed with the Securities and Exchange Commission ("SEC") in December 2000, and is currently undergoing review by the SEC. We expect the SEC to clear the proxy for distribution and anticipate that the process may take two to three months.

Upon the sale of the entirety of the assets of NCP-Six, the partnership will be liquidated. If the sale of the entirety of NCP-Six's assets is completed pursuant to the terms set forth in the proxy statement, we believe that the liquidation of NCP-Six will occur late second quarter or early in the third quarter of this year.

MEANWHILE, WE CONTINUE TO RECOGNIZE THAT LIMITED PARTNERS OF NCP-SIX ARE RECEIVING UNSOLICITED OFFERS FROM THIRD PARTIES TO PURCHASE UNITS OF THE PARTNERSHIP IN THE SECONDARY MARKET. WE CONTINUE TO URGE YOU TO CAREFULLY EVALUATE THE TERMS OF ANY SUCH OFFERS YOU RECEIVE. MOST OF THE OFFERS THAT WE ARE AWARE OF HAVE BEEN FOR PRICES IN THE RANGE OF $500 TO $650 PER PARTNERSHIP UNIT, WHICH IS EQUAL TO OR ONLY SLIGHTLY HIGHER THAN THE ORIGINAL INVESTMENT REQUIRED TO INITIALLY PURCHASE THOSE UNITS. THOSE PRICES ARE SUBSTANTIALLY BELOW THE ESTIMATED DISTRIBUTIONS THAT WILL BE MADE TO THE LIMITED PARTNERS OF NCP-SIX IF THE LIQUIDATION OF THE PARTNERSHIP IS COMPLETED PURSUANT TO THE TERMS SET FORTH IN THE PROPOSED FORTHCOMING PROXY STATEMENT. THE LIQUIDATION OF NCP-SIX AS PROPOSED IN THE PROXY STATEMENT IS, HOWEVER, SUBJECT TO THE PRIOR APPROVAL OF A MAJORITY IN INTEREST OF THE LIMITED PARTNERS, AND CERTAIN OTHER CONDITIONS REQUIRED BY THE ASSET PURCHASERS.

Upon the SEC's clearance of the proxy statement, we will mail the statement to you for your review of the specific terms of those offers received through the recently completed blind bid process for the assets of NCP-Six. Meanwhile, if you have any questions regarding your investment, please call our Investor Relations Department at (800) 448-0273.

                         Sincerely,

                         NORTHLAND COMMUNICATIONS CORPORATION
                         Managing General Partner of NCP-Six Limited Partnership

                         /s/ RICHARD I. CLARK
                         --------------------------
                         Richard I. Clark
                         Vice President/Treasurer
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               [NORTHLAND COMMUNICATIONS CORPORATION LETTERHEAD]


                                 June 21, 2000


Re:  NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP ("NCP-SIX")
     --------------------------------------------------------------


Dear Limited Partners:

We are writing this letter to provide you with an update of the status of the liquidation of NCP-Six. the cable television systems which comprise of NCP-Six's assets have been formally placed on the market for sale to any interested parties through an independent broker this month. The general partners have prepared the detailed procedures and requirements for a written blind bid solicitation and prospective bidders were sent detailed information on the NCP-Six assets.

The general partners believe that any resulting liquidation of NCP-Six will not occur until the first quarter of 2001, at the earliest. Based on this estimated time frame, limited partners will not be required to recognize any gains from liquidation cash distributions as a result of any disposition of the assets, or pay taxes on any such gains, until 2002. Any proposal to sell the assets will be required to be presented to and approved by a majority in interest of limited partners through a written proxy statement.

We will endeavor to keep you informed of any further updates, although we do not anticipate being able to provide any detailed information until a proxy statement for a liquidation proposal has been reviewed by the Securities and Exchange Commission ("SEC"). We anticipate submitting a proxy statement during the third quarter of this year.

IN ADDITION, WE RECOGNIZE THAT LIMITED PARTNERS ARE RECEIVING OFFERS FROM THIRD PARTIES IN THE SECONDARY MARKET TO PURCHASE PARTNERSHIP UNITS. WE URGE YOU TO CAREFULLY REVIEW THE TERMS OF ANY PURCHASE OFFER YOU RECEIVE. BASED ON THE LIMITED INFORMATION WE HAVE CONCERNING THESE OFFERS, WE BELIEVE THEY ARE INADEQUATE AND NOT REPRESENTATIVE OF, AND SUBSTANTIALLY LESS THAN, THE VALUE OF NCP-SIX'S ASSETS. THE QUARTERLY AND ANNUAL INFORMATION PUBLICLY FILED WITH THE SEC AND PROVIDED TO YOU IN OUR CABLE LINE AND YEAR-END PUBLICATIONS PROVIDE SUBSTANTIAL INFORMATION FOR YOU TO DERIVE A MORE ACCURATE VALUE OF NCP-SIX'S ASSETS. ACCORDINGLY, BECAUSE THE CULMINATION OF THE NCP-SIX PARTNERSHIP IS NEAR, WE URGE YOU TO REJECT THESE OFFERS UNLESS YOU HAVE A COMPELLING NEED FOR LIQUIDITY.

As always, if you have any questions regarding NCP-Six or your investment generally, please give our Investor Relations Department a call at (900) 448-0273.


                                        Sincerely,


                                        NORTHLAND COMMUNICATIONS CORP.
                                        Managing General Partner of NCP-Six



                                        /s/ RICHARD I. CLARK
                                        --------------------------------------
                                        Richard I. Clark
                                        Vice President/Treasurer